UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2008
Motorcar Parts of America, Inc.

(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503

(Address of principal executive offices)	(Zip Code)
     Registrant’s telephone number, including area code: (310) 972-4005
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 7, 2008, David Lee was appointed as the registrant’s chief financial officer and principal financial officer. Mervyn McCulloch, the registrant’s former chief financial officer, will assume a newly established position as the registrant’s chief acquisitions officer. At the same time, Kevin Daly was appointed as the registrant’s chief accounting officer, a newly established position, and principal accounting officer.
     David Lee, 38, has served as the registrant’s vice president of finance and strategic planning since January 2006, focusing primarily on financial management and strategic planning. His primary responsibilities as chief financial officer will be treasury, budgeting and financial management. From August 2002 until he joined the registrant in 2005, he served as corporate controller of Palace Entertainment, an amusement and waterpark organization. Prior to this, Mr. Lee held various corporate controller and finance positions for several domestic companies and served in the audit department of Deloitte & Touche LLP. A certified public accountant, he earned a Bachelor of Arts degree in economics from the University of California, San Diego, and a Masters in Business Administration degree from the University of California Los Angeles Anderson School of Management.
     Kevin Daly, 48, has served as the registrant’s vice president and controller since January 2006 and has been primarily responsible for overseeing the registrant’s accounting operations. In his new position as chief accounting officer, he will be primarily responsible for managing the registrant’s accounting functions, preparing its financial statements and overseeing internal control systems. From May 2000 until he joined the registrant in 2006, he served as corporate controller for Leiner Health Products, Inc, a private label manufacturer of vitamins and over-the counter pharmaceutical products. His earlier experience includes serving in a variety of finance and controller positions for companies including Dexter Corporation, FMC Corporation and Biologic Systems Corporation. A certified public accountant, Mr. Daly also served with Laventhol & Horwath, an accounting firm. He earned a Bachelor of Science degree in accounting from the University of Illinois and a Masters in Business Administration degree from the University of Chicago.
     In connection with his new position as chief acquisitions officer, the registrant entered into a letter agreement with Mr. McCulloch whereby his current pay and benefits will remain unchanged, except that Mr. McCulloch will be entitled to: (i) a proportionate bonus for the fiscal year ended March 31, 2008 for his services to the registrant as chief financial officer during that period so long as bonuses are generally paid to the registrant’s other executives; (ii) the right to earn certain bonuses in his position as chief acquisitions officer for the successful consummation of specified acquisitions, the amount and terms of which shall be agreed to in writing by the registrant’s chief executive officer; and (iii) six months’ notice or the payment of six months of his then current pay (or a combination thereof) in lieu of such notice in the event of termination of his employment with the registrant for any reason. A copy of this letter agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     On February 7, 2008, the registrant issued a press release announcing these appointments. A copy of the registrant’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Letter Agreement between Motorcar Parts of America, Inc. and Mervyn McCulloch dated February 6, 2008.

99.2	Press Release of Motorcar Parts of America, Inc., dated February 7, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: February 7, 2008	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter Agreement between Motorcar Parts of America, Inc. and Mervyn McCulloch dated February 6, 2008.

99.2	Press Release of Motorcar Parts of America, Inc., dated February 7, 2008.